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                                                                     EXHIBIT 16


                         [ERNST & YOUNG, LLP LETTERHEAD]


September 29, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 29, 2000 of Texas Equipment Corporation and are in agreement with the statements contained in Item 4 paragraphs (a) and (c) through (e) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                          /s/ Ernst & Young LLP